Exhibit 99.1

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

DIGITAL REALTY TO ACQUIRE EIGHT PREMIUM EUROPEAN DATA CENTERS

FROM EQUINIX FOR $874 MILLION

Significantly Expands Digital Realty’s Global Footprint and Strategic

Positioning in Key European Metro Areas

Provides Stable Current Cash Flow Stream, with Substantial Lease-Up Opportunity from 6.9 MW of Current Availability and 14.9 MW of Expansion Potential

San Francisco, CA – May 16, 2016 – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today that it has entered into a definitive agreement to acquire a portfolio of eight high-quality, carrier-neutral data centers in Europe, five in London, two in Amsterdam and one in Frankfurt, from Equinix. The total purchase price is approximately $874 million (before fees, closing costs and prorations), which represents a multiple of approximately 13 times the anticipated full-year 2016 portfolio EBITDA.

Digital Realty will acquire a fee interest in one data center in Amsterdam and will acquire leasehold interests in the other seven data centers, with a weighted-average remaining lease term of approximately 23 years, including the exercise of contractual extension options. In addition, several of the leased facilities are entitled to statutory rights that give the tenant the ability to renew upon lease expiration, subject to certain exceptions.

In connection with this transaction, Digital Realty has granted Equinix an option to acquire the company’s facility at 114 rue Ambroise Croizat in Paris and its associated business, for a purchase price of approximately $215 million, before closing costs and prorations. The option remains subject to certain conditions, including confirmatory due diligence, any mandatory governmental or local authority approval, and any required employee consultation processes. Digital Realty cannot assure when, or if, the option will be exercised.

“The acquisition of this portfolio of eight highly attractive facilities will enhance Digital Realty’s strong global presence and offer us even greater scale on the increasingly important European data center landscape,” said A. William Stein, Digital Realty’s Chief Executive Officer. “We have made several recent strategic investments in Europe, and this new portfolio – which is concentrated in three of the most strategically important data center and interconnection hubs in Europe – will immediately bring on board a large, diversified customer base and will also provide significant opportunities to grow and extend our footprint across the continent for years to come. I would like to thank Chris Kenney, Senior Vice President, Investments, along with the entire London-based acquisitions team, for their hard work and dedication which made this compelling transaction possible.”

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

The portfolio of eight facilities contains approximately 213,000 net sellable square feet and 24.4 megawatts of IT load, serving a large base of over 650 blue-chip clients. These clients are predominantly concentrated in the network, cloud and IT services, content and digital media and financial services verticals, and are expected to be highly complementary to Digital Realty’s target customer verticals. The properties are 72% utilized, based on available power.

The portfolio also provides substantial available capacity, with approximately 6.9 megawatts of fully-installed power and 62,700 net sellable square feet immediately available for lease, as of March 31, 2016. Entitled expansions in the London and Amsterdam facilities could add up to another 14.9 megawatts of power capacity and 88,900 net sellable square feet to support future growth.

The European portfolio acquisition is expected to close in the second half of 2016 and is subject to customary closing conditions, including approval by the European Commission, as well as completion of the works council consultation process in the Netherlands. Equinix’s divesture of the eight assets is a condition of the European Commission’s approval of Equinix’s acquisition of Telecity, which closed in January 2016.

Greenhill & Co., LLC is serving as Digital Realty’s financial advisor, and White & Case LLP is serving as Digital Realty’s legal counsel in connection with the pending acquisition.

Additional details about the transaction will be provided on Digital Realty’s second quarter 2016 earnings call scheduled for July 28, 2016.

For Additional Information

Andrew P. Power Chief Financial Officer Digital Realty Trust, Inc. +1 (415) 738-6500	John J. Stewart / Maria S. Lukens Investor Relations Digital Realty Trust, Inc. +1 (415) 738-6500

Media Inquiries

John Christiansen / Reze Wong / Beau Falgout

Sard Verbinnen & Co.

(415) 618-8750

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

About Digital Realty

Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 1,000 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the acquisition of the portfolio of data center assets from Equinix, the estimated 2016 portfolio EBITDA multiple, the expected benefits from the acquisition, expected timing for closing the acquisition, financing plans and the option for Equinix to buy our Paris facility. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in the metropolitan areas in which we operate; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; the occurrence of any event, change or other circumstance that would compromise our ability to complete the acquisition of the portfolio of data center assets from Equinix within the expected timeframe or at all; our failure to successfully integrate and operate acquired or developed properties or businesses, including the portfolio of data center assets from Equinix; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.